UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Encore Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-3100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.      Entry into a Material Definitive Agreement.

Merger Agreement

On March 5, 2012, Encore Bancshares, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cadence Bancorp, LLC, a Delaware limited liability company (“Cadence”), and EMS Sub I, Inc., a Texas corporation and wholly owned subsidiary of Cadence (“Merger Sub”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Cadence.  Subject to the terms and conditions set forth in the Merger Agreement, which has been approved by the board of directors of each of the Company, Cadence and Merger Sub, at the effective time of the Merger, each outstanding share of the Company’s common stock, other than shares owned by the Company, Cadence or Merger Sub, will be converted into the right to receive $20.62 in cash, without interest.

The Merger Agreement contains customary representations and warranties from the Company, Cadence and Merger Sub, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s businesses during the interim period between the execution of the Merger Agreement and the closing of the transactions contemplated by the Merger Agreement, (2) the Company’s obligations to facilitate its shareholders consideration of, and voting upon, the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) and (3) subject to certain exceptions, the recommendation by the Company’s board of directors in favor of the approval by the Company’s shareholders of the Merger Agreement and the transactions contemplated thereby (including the Merger).  The Company also has agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions or any agreement concerning any proposals for alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by the Company’s shareholders, (2) receipt of required regulatory approvals and (3) the absence of any law or order prohibiting the completion of the Merger.  Each party’s obligation to complete the Merger also is subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) the performance in all material respects by the other party of its obligations under the Merger Agreement.

The Merger Agreement provides certain termination rights for both the Company and Cadence and further provides that upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay Cadence a termination fee of $9.9 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, Cadence or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Cadence or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

In connection with entering into the Merger Agreement, Cadence entered into Voting and Support Agreements with certain officers and directors of the Company (collectively, the “Voting Agreements”).  The shareholders that are party to the Voting Agreements beneficially own in the aggregate approximately 22% of the outstanding shares of the Company’s common stock.  The Voting Agreements generally require that the shareholders party thereto vote all of their shares of the Company’s common stock in favor of the Merger and against alternative transactions and generally prohibits them from transferring their shares of the Company’s common stock prior to the completion of the Merger.  The Voting Agreements will terminate upon the earlier of the completion of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting and Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Important Additional Information

The Company will be filing a proxy statement and other relevant documents concerning the Merger with the U.S. Securities and Exchange Commission (the “SEC”).  This communication does not constitute a solicitation of any vote or approval.  SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain these documents free of charge at the SEC’s Internet site (www.sec.gov).  In addition, documents filed with the SEC by the Company can be obtained, when available, without charge, by directing a request to Encore Bancshares, Inc., Attention: Corporate Secretary, Nine Greenway Plaza, Suite 1000, Houston, TX, 77046, by phone at (713) 787-3100 or on the Company’s Internet site at www.encorebank.com  under the tab “About Encore” then under the tab “Investor Relations” and then under the tab “SEC Filings.”

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed Merger.  Information about the directors and executive officers of the Company is included in the proxy statement for the Company’s 2011 annual meeting of shareholders, which was filed with the SEC on April 12, 2011.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01.       Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 5, 2012, between Encore Bancshares, Inc., Cadence Bancorp, LLC and EMS Sub I, Inc.
10.1	Form of Voting and Support Agreement

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Encore Bancshares, Inc.

Date:  March 9, 2012                                                     By:   /s/  James S. D’Agostino, Jr.

James S. D’Agostino, Jr.

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 5, 2012, between Encore Bancshares, Inc., Cadence Bancorp, LLC and EMS Sub I, Inc.
10.1	Form of Voting and Support Agreement